Independent Auditors’ Report

Board of Directors
CBHC Financialcorp, Inc.
Egg Harbor City, New Jersey

We have audited the accompanying consolidated balance sheet of CBHC Financialcorp, Inc. and subsidiary (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CBHC Financialcorp, Inc. and subsidiary as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, on February 15, 2011 the Company entered into an Agreement and Plan of Merger with Ocean Shore Holding Co.

Malvern, Pennsylvania March 15, 2011

CBHC Financialcorp, Inc.
Consolidated Balance Sheet
December 31, 2010 and 2009

	2010	2009
	(Dollars In Thousands,
	Except Share Data)
Assets

Cash and due from banks	$13,452	$4,166
Federal funds sold	22,270	4,861

Cash and Cash Equivalents	35,722	9,027

Investment securities available for sale	-	6,369
Investment securities held to maturity (fair value 2010 $6,166; 2009 $16,868)	7,571	18,183
Federal Home Loan Bank stock, at cost	201	206
Loans receivable, net of allowance for loan losses 2010 $925; 2009 $866	88,614	95,617
Premises and equipment, net	1,955	2,059
Other assets	2,056	1,916

Total Assets	$136,119	$133,377

Liabilities and Stockholders’ Equity

Liabilities
Deposits:
Non-interest bearing	$6,680	$6,115
Interest-bearing	118,139	116,944

Total Deposits	124,819	123,059

Borrowings	1,601	1,601
Advances from borrowers for insurance and taxes	470	540
Other liabilities	278	351

Total Liabilities	127,168	125,551

Stockholders’ Equity
Preferred stock; authorized 250,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized 1,750,000 shares; issued and outstanding 750,000 shares	8	8
Paid-in capital	7,492	7,492
Retained earnings	1,451	326

Total Stockholders’ Equity	8,951	7,826

Total Liabilities and Stockholders’ Equity	$136,119	$133,377

See notes to consolidated financial statements.

CBHC Financialcorp, Inc.
Consolidated Statement of Income
Years Ended December 31, 2010 and 2009

	2010	2009
	(In Thousands, Except Share and Per Share Data)
Interest Income
Loans receivable	$5,463	$5,704
Investment securities:
Taxable	751	1,296
Tax-exempt	1	1
Other	35	26

Total Interest Income	6,250	7,027

Interest Expense
Deposits	1,648	2,717
Borrowed funds	80	43

Total Interest Expense	1,728	2,760

Net Interest Income	4,522	4,267

Provision for Loan Losses	60	230

Net Interest Income after Provision for Loan Losses	4,462	4,037

Other Income (Loss)
Service charges and fees on deposit accounts	82	77
Other service charges, commissions and fees	68	108
Gain on redemptions of investment securities (mutual funds)	167	-
Total other-than-temporary impairment losses	(98)	(62)

Total Other Income	219	123

Other Expenses
Salaries and employee benefits	1,528	1,544
Occupancy	279	266
Equipment	78	71
Data and item processing	356	464
Advertising and marketing	33	34
Office supplies, communication, printing, and postage	56	61
FDIC insurance	150	341
Professional fees	190	150
Other	138	152

Total Other Expenses	2,808	3,083

Income before Income Taxes	1,873	1,077

Income Taxes	748	455

Net Income	$1,125	$622
Net Income per Share
Basic	$1.50	$0.83

Diluted	$1.48	$0.83

Weighted Average Shares Outstanding
Basic	750,000	750,000

Diluted	758,514	750,000

See notes to consolidated financial statements.

CBHC Financialcorp, Inc.
Consolidated Statement of Stockholders’ Equity
Years Ended December 31, 2010 and 2009

			Retained
			Earnings
	Common	Paid-in	(Accumulated
	Stock	Capital	Deficit)	Total
	(In Thousands)

Balance - January 1, 2009	$8	$7,492	$(296)	$7,204

Net income	-	-	622	622

Balance - December 31, 2009	8	7,492	326	7,826

Net income	-	-	1,125	1,125

Balance - December 31, 2010	$8	$7,492	$1,451	$8,951

See notes to consolidated financial statements.

CBHC Financialcorp, Inc.
Consolidated Statement of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009
	(In Thousands)
Cash Flows from Operating Activities
Net income	$1,125	$622
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	60	230
Provision for depreciation and amortization	107	113
Net amortization (accretion) of securities premiums and discounts	(37)	1
Gain on redemption of investment securities (mutual funds)	(167)	-
Impairment charge on investment securities	98	62
Deferred income tax benefit	(6)	(40)
Decrease in accrued interest receivable	139	60
Increase in other assets	(273)	(1,074)
Increase (decrease) in other liabilities	(73)	153

Net Cash Provided by Operating Activities	973	127

Cash Flows from Investing Activities
Proceeds from redemptions of investment securities available for sale	6,536	-
Proceeds from maturities/paydowns of investment securities held to maturity	11,631	11,463
Purchase of investment securities held to maturity	(1,080)	(6,997)
Net (purchase) redemption of Federal Home Loan Bank stock	5	(73)
Loan originations and principal collections, net	8,585	4,617
Loan purchases	(1,642)	(5,274)
Purchases of premises and equipment	(3)	(1)

Net Cash Provided by Investing Activities	24,032	3,735

Cash Flows from Financing Activities
Net increase (decrease) in deposits	1,760	(2,662)
Net increase (decrease) in advances from borrowers for insurance and taxes	(70)	19
Proceeds from borrowings	-	1,601

Net Cash Provided by (Used in) Financing Activities	1,690	(1,042)

Net Increase in Cash and Cash Equivalents	26,695	2,820

Cash and Cash Equivalents - Beginning	9,027	6,207

Cash and Cash Equivalents - Ending	$35,722	$9,027

Supplementary Cash Flows Information
Interest paid	$1,788	$2,787

Income taxes paid	$875	$332

See notes to consolidated financial statements.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 1 – Agreement of Sale

On February 15, 2011, CBHC Financialcorp, Inc. (the Company) entered into an Agreement and Plan of Merger with Ocean Shore Holding Co., the holding company for Ocean City Home Bank, under which the Company and Select Bank will merge with and into Ocean Shore Holding Co.  Stockholders of CBHC Financialcorp, Inc. will receive $15.50 in cash for each share of the Company that they hold and option holders will receive $5.50 per share for each option they hold, for an aggregate transaction value of approximately $11.9 million.  The merger is subject to certain conditions, including approval of the shareholders of the Company and receipt of regulatory approval from the Office of Thrift Supervision.  The merger is expected to be completed by the third quarter of 2011.

Note 2 - Significant Accounting Policies

Organization and Nature of Operations

The Company and its sole subsidiary, Select Bank (the Bank, or collectively, the Company), provides a full range of banking services to customers located primarily in Atlantic County, New Jersey.  The Company and Bank are subject to Federal statutes applicable to nationally chartered thrift institutions.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to applicable limits.  The Company and the Bank are subject to regulation of certain federal agencies and, therefore, undergo periodic examinations by those regulatory agencies.

The Company competes with other banking and financial institutions in its primary market communities encompassing Atlantic County.  Commercial banks, savings banks, savings and loan associations, credit unions, and money market funds actively compete for deposits and loans.  Such institutions, as well as consumer financial and insurance companies, may be considered competitors of the Company with respect to one or more of the services it renders.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank.  All material intercompany transactions and balances have been eliminated in consolidation.

The Company has evaluated subsequent events through March 15, 2011, the date the financial statements were available for release, in preparing the December 31, 2010 consolidated financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the potential impairment of restricted stock, the evaluation of other than temporary impairment of investment securities, and the valuation of deferred tax assets.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 2 - Significant Accounting Policies (Continued)

Estimates (Continued)

While management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions and underlying collateral values, if any.  In addition, the Office of Thrift Supervision (OTS), as an integral part of their examination process, periodically reviews the Bank’s allowance for loan losses.  This agency may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Atlantic County, New Jersey.  Note 3 discusses the types of investment securities that the Bank invests in.  Note 4 discusses the types of lending that the Bank engages in.  The Bank does not have any significant loan concentrations to any one industry or customer.  Although the Bank has a diversified loan portfolio, its debtors’ ability to honor their contracts is influenced by the region’s economy.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.  Generally, federal funds are purchased or sold for one day periods.

The Bank maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available.  Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.

The Bank is required to maintain average reserve balances in vault cash or with the Federal Reserve Bank based upon outstanding balances of deposit transaction accounts.  The Bank was not required to maintain any reserve balances at December 31, 2010 and 2009, respectively.

Investment Securities

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

Investment securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity.  Securities available for sale are carried at fair value.  Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.  Unrealized gains or losses are included as a component of stockholders’ equity.  Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings.  Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Investment securities classified as held to maturity are those securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions.  These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 2 - Significant Accounting Policies (Continued)

Investment Securities (Continued)

Declines in fair value of debt securities below their cost that are deemed to be other-than-temporary are separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of the total other-than-temporary impairment related to all other factors.  The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings. For available for sale debt securities, the amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income (loss).

For equity securities, when the Bank has decided to sell or redeem an impaired available for sale security and the entity does not expect the fair value of the security to fully recover before the expected time of sale, the security is deemed other-than-temporarily impaired in the period in which the decision to sell is made.  The Bank recognizes an impairment loss when the impairment is deemed other-than-temporary even if a decision to sell has not been made.

To determine whether a loss is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value.

Federal Home Loan Bank Stock

Federal law requires a member institution of the Federal Home Loan Bank system to hold restricted stock of its district Federal Home Loan Bank according to predetermined formula.  The restricted stock is carried at cost, the value at which it can be redeemed.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans.  The Bank is generally amortizing these amounts over the contractual life of the loan.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing.  Past due status is based on the contractual terms of the loan.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses.  Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal.  Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 2 - Significant Accounting Policies (Continued)

Loans Receivable (Continued)

In addition to originating loans, the Company purchases consumer and mortgage loans from brokers in its market area.  Such purchases are reviewed for compliance with our underwriting criteria before they are purchased, and are generally purchased without recourse to the seller.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income.  Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components.  The specific component relates to loans that are classified as impaired, and is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer and home equity loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 2 - Significant Accounting Policies (Continued)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, the lease period, if shorter.  Gains or losses on dispositions are reflected in current operations.  Maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company and the Bank file a consolidated federal income tax return and separate returns for state purposes.  On January 1, 2009, the Company adopted the recent accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

Income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and penalties on income taxes, if any, as a component of the provision for income taxes.

Transfers of Financial Assets

Transfers of financial assets, including loan participation sales, are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 2 - Significant Accounting Policies (Continued)

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit.  Such financial instruments are recorded in the balance sheet when they are funded.

Net Income Per Share

Net income per share, basic is calculated by dividing net income by the weighted average shares outstanding during the period.  Net income per share, diluted is calculated by dividing net income by the weighted average shares outstanding during the period plus the dilutive effect of common stock equivalents utilizing the treasury stock method.  The Company has outstanding 53,800 and 58,300 options to purchase stock at $10.00 per share at December 31, 2010 and 2009, which were considered in diluted shares outstanding, utilizing the treasury stock method assuming an average market price for the stock of $11.88 in 2010 and $7.38 in 2009.  The dilutive effect of options outstanding at December 31, 2010 was 8,514 shares.  There were no dilutive potential shares for the year ended December 31, 2009, due to all exercise prices being above the average market price.

Stock-Based Compensation

Compensation costs related to share-based payment transactions are recognized in the financial statements over the period that an employee provides service in exchange for the award.  For the years ended December 31, 2006 through 2010, there were no stock options granted, therefore, income before income taxes and net income for the years ended December 31, 2010 and 2009 were not impacted.  All of the Company’s stock options were exercisable during years ended December 31, 2010 and 2009, respectively.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

Note 3 - Investment Securities

The amortized cost, gross unrealized gains and losses, and fair value of securities available for sale and held to maturity are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In Thousands)
December 31, 2010:
Held to maturity:
Residential mortgage-backed securities	$7,427	$27	$(1,436)	$6,018
US Treasury note	64	4	-	68
Municipal security	80	-	-	80

	$7,571	$31	$(1,436)	$6,166

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 3 - Investment Securities (Continued)

The Company held no securities available for sale at December 31, 2010.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In Thousands)

December 31, 2009:
Available for sale:
Mutual funds	$6,369	$-	$-	$6,369

Held to maturity:
Residential mortgage-backed securities	$10,122	$435	$(1,679)	$8,878
Callable U.S. Government agency securities	7,997	2	(76)	7,923
US Treasury note	64	3	-	67

	$18,183	$440	$(1,755)	$16,868

At December 31, 2010 and 2009 there were $2,381,000 and $2,899,000 of private-label residential mortgage-backed securities and $5,046,000 and $7,223,000 of U.S. government mortgage-backed securities included in residential mortgage-backed securities.

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2010 and 2009:

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
	(In Thousands)

December 31, 2010:
Held to maturity:
Private-label residential mortgage-backed securities	$-	$-	$559	$(1,436)	$559	$(1,436)

December 31, 2009:
Held to maturity:
Private-label residential mortgage-backed securities	$106	$(1,123)	$441	$(556)	$547	$(1,679)
Callable U.S. Government agency securities	5,421	(76)	-	-	5,421	(76)

	$5,527	$(1,199)	$441	$(556)	$5,968	$(1,755)

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 3 - Investment Securities (Continued)

At December 31, 2010, the Bank has 32 residential mortgage-backed securities that have unrealized losses with an aggregate depreciation of 71.9%, from the Bank’s amortized cost basis.  The mortgage-backed securities consist of private label fixed and floating rate collateralized mortgage obligations backed by non-agency first mortgage collateral located throughout the United States.  These securities suffer from a lack of liquidity in the marketplace due to the ongoing decline in real estate values, generally, the preference for agency guaranteed securities over private label securities and the relatively small investment which the Bank has in each of the issues.  Despite the decline in the market value, during 2010 the majority of these securities continued to receive payments of principal.  In analyzing the financial condition of the securities, management also considers whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. Based on its analysis, management believes that the decline in the fair values of these securities is not credit related at December 31, 2010. Management does not intend to sell or expect that it is more likely than not that it will be required to sell any of these securities prior to an anticipated recovery of fair value, therefore, the Company does not consider these securities to be other than temporarily impaired at December 31, 2010.

During 2010 and 2009, the Company ceased receiving principal payments on several other mortgage-backed securities.  The Company has identified the entire amount of the impairment of these securities as other-than-temporary and recorded a $98,000 and $62,000 impairment charge against operating results at December 31, 2010 and 2009, respectively.

During 2010, the Company redeemed its available for sale mutual fund portfolio for gross proceeds of $6,536,000 resulting in a gross gain of $167,000.  In prior periods, the Bank had recorded an other-than-temporary impairment loss on these securities of $2.3 million.  There were no sales or redemptions of investment securities available for sale for the year ended December 31, 2009.

The amortized cost and fair value of investment securities held to maturity at December 31, 2010, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
	(In Thousands)

One year or less	$112	$114
After one year through five years	32	34
Mortgage-backed securities	7,427	6,018

	$7,571	$6,166

Securities with a fair value of approximately $3,099,000 and $4,117,000 at December 31, 2010 and 2009, respectively, were pledged to secure public deposits as required or permitted by law.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 4 - Loans Receivable and Allowance for Loan Losses

Major classifications of loans receivable at December 31, 2010 and 2009 are as follows:

	2010	2009
	(In Thousands)

Real estate loans, residential	$63,965	$58,346
Real estate loans, commercial	22,915	34,110
Commercial	1,520	2,711
Construction	933	1,057
Consumer	232	283

	89,565	96,507
Deferred loan fees, net	(26)	(24)
Allowance for loan losses	(925)	(866)

	$88,614	$95,617

The changes in the allowance for loan losses for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009
	(In Thousands)

Balance, beginning of year	$866	$657
Provision for loan losses	60	230
Charge-offs	(1)	(21)

Balance, end of year	$925	$866

As of December 31, 2010 and 2009, there were approximately $832,377 and $1,128,008, respectively, of impaired loans for which no specific reserve has been recorded based on the fair value of collateral and expected future cash flows, which were also on nonaccrual.  Interest income on such loans is recognized only when actually collected.  During the years ended December 31, 2010 and 2009, the Bank recognized no interest income on impaired loans.  Interest income that would have been recorded had the loans been on the accrual status, amounted to approximately $87,000 and $49,000 for the years ended December 31, 2010 and 2009, respectively.  The average recorded investment in impaired loans for the years ended December 31, 2010 and 2009 was $1,068,000 and $1,102,000, respectively.  There were no loan balances past due 90 days or more and still accruing interest at December 31, 2010 and 2009.

Included in the impaired loans at December 31, 2009 was one troubled debt restructuring loan totaling $630,000.  There was no cash collected on this loan during 2009 and the loan was repaid during 2010.  There were no troubled debt restructuring loans at December 31, 2010.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 5 - Premises and Equipment

Premises and equipment are comprised of the following:

	Estimated
	Useful Lives
	(Years)	2010	2009
		(In Thousands)

Land	Indefinite	$389	$389
Building	39	1,484	1,484
Leasehold improvements	3 - 5	223	223
Furniture, fixtures, and equipment	3 - 10	598	594

		2,694	2,690
Accumulated depreciation and amortization		(739)	(631)

		$1,955	$2,059

Depreciation and amortization expense charged to operations amounted to approximately $107,000 and $113,000 for the years ended December 31, 2010 and 2009, respectively.

Note 6 - Deposits

Interest-bearing deposits at December 31, 2010 and 2009 consist of the following:

	2010	2009
	(In Thousands)

Checking, savings, NOW, and money market accounts	$49,368	$47,769
Certificates of deposit of less than $100,000	44,037	45,488
Certificates of deposit of $100,000 or more	24,734	23,687

	$118,139	$116,944

Interest expense on time deposits amounted to approximately $1,245,000 and $2,154,000 in 2010 and 2009, respectively.  Interest expense on checking, savings, NOW, and money market accounts amounted to approximately $403,000 and $563,000 in 2010 and 2009, respectively.

At December 31, 2010, the scheduled maturities of time deposits are as follows (in thousands):

2011	$48,804
2012	13,782
2013	3,020
2014	3,124
2015	41

$68,771

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 7 - Borrowing

At December 31, 2010, the Bank had a maximum borrowing capacity with the Federal Home Loan Bank of approximately $2,424,000, of which there was no amount outstanding at December 31, 2010 or 2009.

On June 15, 2009, the Company entered into agreements with five of its stockholders who are also members of the Board of Directors to borrow a total of $1.6 million.  The loan agreements are for a term of five years with payments of interest only at five percent (5%) payable semi-annually.  The principal balance is due at maturity and may be prepaid at any time without penalty.  Proceeds from the loans were used by the Company to purchase 110,350 newly issued shares of Select Bank common stock, par value $1.00 per share, at an issue price of $14.50 per share.  The common stock purchase was also consummated on June 15, 2009.

Note 8 - Income Taxes

The components of income tax expense consist of the following for the years ended December 31:

	2010	2009
	(In Thousands)

Current tax expense:
Federal	$578	$352
State	176	143

	754	495

Deferred tax benefit:
Federal	(5)	(31)
State	(1)	(9)

	(6)	(40)

	$748	$455

A reconciliation between the income tax expense for the years ended December 31, 2010 and 2009 and the amount computed using the applicable statutory federal tax rate of 34% follows:

	2010	2009
	(In Thousands)

Federal income tax at statutory rate	$637	$367
State income taxes net of federal benefit	115	89
Other	17	-
Decrease in valuation allowance	(21)	(1)

	$748	$455

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 8 - Income Taxes (Continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset at December 31, 2010 and 2009 are as follows:

	2010	2009
	(In Thousands)
Deferred tax assets:
Net operating loss carryforward	$24	$18
Allowance for loan losses	364	340
Impairment charge on investment securities	64	932
Capital loss from redemption and sales of investment securities	1,133	292

	1,585	1,582
Valuation allowance	(1,221)	(1,242)

Total Deferred Tax Assets	364	340

Deferred tax liabilities:
Discount accretion	48	30
State depreciation	41	41
Deferred loan costs	2	2

Total Deferred Tax Liabilities	91	73

Net Deferred Tax Asset	$273	$267

At December 31, 2010, CBHC Financialcorp. Inc. had state income tax loss carryforwards of approximately $400,000, which expire through 2030.  As a holding company, CBHC Financialcorp. Inc. does not generate any income nor does it intend to generate income which could be offset by state income tax loss carryforwards.  Therefore, the Company has recorded a full valuation allowance of approximately $24,000 against its state income tax loss carryforward deferred tax asset.

The losses from redemption and impairment charges discussed in Note 3 are capital losses which can only be deducted for tax purposes to the extent capital gains can be realized.  The Company has recorded a full valuation allowance against these deferred tax assets.

The Company is subject to federal income tax and state income tax in New Jersey.  The Company is no longer subject to examination by federal authorities for years before 2006 and is no longer subject to examination by New Jersey taxing authorities for years before 2005.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 9 - Leases

At December 31, 2010, the Company was obligated under noncancellable leases for premises.  Such leases provide for increased rentals based upon increases in real estate taxes and the cost of living index.  Minimum rental payments under the terms of these leases are as follows (in thousands):

2011	$92
2012	89
2013	27

$208

Total rent expense was approximately $95,000 and $91,000 in 2010 and 2009, respectively.

Note 10 - Employee Benefit Plan

The Company participates in a multi-employer defined contribution plan whereby substantially all employees are eligible to participate in the plan.  Employees may contribute up to 15 percent of their compensation subject to certain limits based on federal tax laws.  The Company makes a matching contribution up to 50 percent of the first 6 percent of an employee’s compensation contributed to the plan.  Matching contributions vest to the employee after three years of employment.  For the years ended December 31, 2010 and 2009, the expense attributable to the plan amounted to approximately $26,000 and $27,000, respectively.

Note 11 - Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.  The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The Company had the following off-balance sheet financial instruments whose contract amounts represent credit risk at December 31, 2010 and 2009:

	2010	2009
	(In Thousands)

Commitments to grant loans	$1,401	$1,120
Unfunded commitments under lines of credit	5,545	7,414

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 11 - Financial Instruments with Off-Balance Sheet Risk (Continued)

Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract.  Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity credit line commitments which generally have an expiration date of up to 20 years.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based upon management’s credit evaluation of the customer.  Various types of collateral may be held, including property and marketable securities.  The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Note 12 - Stock Compensation

The Company has employee and director stock option plans.  The plans provide for granting of stock options of up to 112,500 shares of common stock of the Company.  The terms of grants are determined by a committee of the board of directors, subject to the provisions of the plan.  Options granted under the plan are not exercisable beyond 10 years and may not be granted at a price less than the fair market value of the Company’s stock on the date of grant.

No options were granted or exercised in 2010 and 2009.  At December 31, 2010 and 2009, there were 53,800 and 58,300 options outstanding and exercisable, respectively, at an exercise price of $10.00.  There were 4,500 options which were forfeited during 2010.  The remaining contractual life of stock options outstanding and exercisable at December 31, 2010 was five months.  The intrinsic value of stock options outstanding and exercisable at December 31, 2010 was $295,900.  The stock options outstanding and exercisable at December 31, 2009 had no aggregate intrinsic value.

Note 13 - Transactions with Officers, Directors and Principal Stockholders

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.  There were no related party loans as of December 31, 2010 or 2009.

During 2009, the Company entered into agreements with five of its stockholders who are members of the Board of Directors to borrow a total of approximately $1,601,000.  See Note 7 for full disclosure of borrowing agreements.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 14 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Office of Thrift Supervision (OTS).  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of tangible, core and risk-based capital as defined in the regulations.  As of December 31, 2010, the Bank exceeded all capital adequacy requirements to which it is subject.

At December 31, 2010, the Bank was considered well capitalized in all categories of capital.  The following is a summary of the Bank’s actual capital amounts and ratios as of December 31, 2010 and 2009, compared to the OTS minimum capital adequacy requirements and the OTS requirements for classification as a well capitalized institution:

						To be Well Capitalized
						under Prompt
			For Capital Adequacy			Corrective Action
	Actual		Purposes			Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollars in Thousands)

As of December 31, 2010:
Tangible capital	$10,462	7.69%	$	≥2,041	≥1.50%			N/A
Core capital	10,462	7.69	$	≥5,442	≥4.00	$	≥6,802	≥ 5.00%
Risk-based capital:
Tier 1 (Core)	10,461	13.86	$	≥2,639	≥4.00	$	≥3,958	≥ 6.00
Total	11,386	17.26	$	≥5,277	≥8.00	$	≥6,597	≥10.00

As of December 31, 2009:
Tangible capital	$9,403	7.05%	$	≥1,400	≥1.50%		N/A	N/A
Core capital	9,403	7.05	$	≥5,334	≥4.00	$	≥6,667	≥5.00%
Risk-based capital:
Tier 1 (Core)	8,467	9.07	$	≥3,734	≥4.00	$	≥5,601	≥ 6.00
Total	9,333	9.99	$	≥7,468	≥8.00	$	≥9,335	≥10.00

OTS regulations impose limitations upon all capital distributions by savings institutions, like the Bank, such as dividends and payments to repurchase or otherwise acquire shares.  The Company may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements, or if such declaration and payment would otherwise violate regulatory requirements.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 15 - Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique.  Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sales transaction on the dates indicated.  The estimated fair value amounts have been measured as of their respective period end and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.

The fair value measurement hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

There were no assets measured at fair value on a recurring basis at December 31, 2010.

For assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2009 are as follows:

		(Level 1)
		Quoted Prices	(Level 2)
		in Active	Significant	(Level 3)
		Markets for	Other	Significant
	December 31,	Identical	Observable	Unobservable
Description	2009	Assets	Inputs	Inputs
	(In Thousands)

Securities available for sale	$6,369	$6,369	$-	$-

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 15 - Fair Value of Financial Instruments (Continued)

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities.  Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful.  The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at December 31, 2010 and 2009:

Cash and Cash Equivalents (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets’ fair values.

Investment Securities

The fair value of securities available for sale (carried at fair value) and held to maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.  For certain securities which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence (Level 3).  In the absence of such evidence, management’s best estimate is used.  Management’s best estimate consists of both internal and external support on certain Level 3 investments.  Internal cash flow models using a present value formula that includes assumptions market participants would use along with indicative exit pricing obtained from broker/dealers (where available) were used to support fair values of certain Level 3 investments securities held to maturity.

Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans.  Projected future cash flows are calculated based upon contractual maturity or call dates and projected repayments and prepayments of principal.  Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of restricted investment in Federal Home Loan Bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amounts of accrued interest receivable and accrued interest payable approximates their fair value.

CBHC Financialcorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Note 15 - Fair Value of Financial Instruments (Continued)

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings (Carried at Cost)

Current market rates for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.  Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market.  If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Off-Balance Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Company’s off-balance sheet financial instruments (lending commitments and lines of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.  Such fees were not material at December 31, 2010 and 2009.

The estimated fair values of the Company’s financial instruments were as follows at December 31, 2010 and 2009:

	2010		2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In Thousands)

Financial assets:
Cash and cash equivalents	$35,722	$35,722	$9,027	$9,027
Investment securities available for sale	-	-	6,369	6,369
Investment securities held to maturity	7,571	6,166	18,183	16,868
Federal Home Loan Bank stock	201	201	206	206
Loans receivable, net	88,614	92,808	95,617	98,652
Accrued interest receivable	353	353	492	492

Financial liabilities:
Deposits	124,819	125,778	123,059	123,619
Borrowings	1,601	1,990	1,601	1,754
Accrued interest payable	54	54	114	114

Off-balance sheet financial instruments:
Commitments to extend credit	-	-	-	-